                                                                     Exhibit 8.1


                                  May 10, 2001



Sensory Science Corporation
7835 East McClain Drive
Scottsdale, AZ 85260

        Re: Tax Opinion

Ladies and Gentlemen:

            We have acted as counsel to Sensory Science Corporation, a Delaware corporation (the "Company"), in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger dated as of January 31, 2001 (the "Merger Agreement") by and among the Company, SONICblue Incorporated, a Delaware corporation ("Parent"), and Phoenix I Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), and (ii) the preparation and filing of the Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on May 10, 2001 (the "Registration Statement"), which includes the Proxy Statement/Prospectus of the Company ("Proxy Statement/Prospectus"). Pursuant to the Merger, Merger Subsidiary will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent. Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreement.

            For the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the representations, statements, covenants, and warranties contained in the following documents:

            1. The Merger Agreement;

            2. The Proxy Statement/Prospectus;

            3. Representations made to us by the Company in a Certificate dated of even date herewith and attached hereto as Annex A;

Sensory Science Corporation
May 10, 2001
Page 2

            4. Representations made to us by Parent and Merger Subsidiary in a Certificate dated of even date herewith and attached hereto as Annex B; and

            5. Such other instruments and documents related to the formation, organization, and operation of the Company, Parent, and Merger Subsidiary, and/or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

            In connection with rendering this opinion, we have assumed (without any independent investigation) that:

            1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

            2. Any representation or statement referred to above made "to the knowledge of," "to the best of the knowledge," or otherwise similarly qualified is correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;

            3. All representations, statements, and descriptions contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and will continue to be true and correct in all material respects as of the date of the Proxy Statement/Prospectus and the Effective Time and all other relevant times, and no actions have been (or will be) taken which are inconsistent with such representations, statements, and descriptions; and

            4. The Merger will be consummated in accordance with the Merger Agreement and the Proxy Statement/Prospectus (and without any waiver, breach or amendment of any of the provisions thereof), and will be effective under applicable state laws.

            Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations, and qualifications set forth herein and in the Proxy Statement/Prospectus under the heading "Material Federal Income Tax Consequences of the Merger" (the "Discussion") and the fact that the Discussion is a summary and does not purport to discuss all possible United States federal income tax consequences of the Merger, we are of the opinion as follows:

Sensory Science Corporation
May 10, 2001
Page 3

            1. The Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code; and

            2. The Discussion is an accurate summary of the matters of federal income tax discussed therein.

            We express no opinion as to the federal income tax consequences other than as set forth herein and in the Discussion, and express no opinion as to state, local, foreign, or other federal or other tax consequences. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

            In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below.

            1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations, and published rulings and procedures, all as of the date hereof. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

            2. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provision thereof or if all of the representations, statements, warranties, and assumptions and other facts upon which we relied are not true and accurate at all relevant times through the Effective Time. In the event any one of the representations, statements, warranties, or assumptions and other facts upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

            3. This letter is furnished to you for your use in connection with the Merger described in the Merger Agreement and the Proxy Statement/Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm name or our representation of the Company under the heading

Sensory Science Corporation
May 10, 2001
Page 4

"THE MERGER -- Material Federal Income Tax Consequences of the Merger." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.


                                  Yours truly,


                                  /s/ Snell & Wilmer L.L.P.
                                  -------------------------

                                     Annex A

                           Sensory Science Corporation
                             7835 East McClain Drive
                            Scottsdale, Arizona 85260

                                  May 10, 2001



Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona  85004


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 31, 2001 (THE "MERGER AGREEMENT") BY AND AMONG SONICBLUE INCORPORATED, A DELAWARE CORPORATION ("PARENT"), PHOENIX I ACQUISITION CORP., A DELAWARE CORPORATION AND WHOLLY-OWNED SUBSIDIARY OF PARENT ("MERGER SUBSIDIARY"), AND SENSORY SCIENCE CORPORATION, A DELAWARE CORPORATION (THE "COMPANY").

Ladies and Gentlemen:

            This Certificate is furnished to you in connection with the rendering of your opinion, regarding certain federal income tax consequences of the Merger, required in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933 on May 10, 2001 of a Registration Statement (the "Registration Statement") which includes the Proxy Statement/Prospectus of the Company. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement, including exhibits and schedules attached thereto.

            After assessing the meaning of and factual support for the following certifications and representations, the undersigned hereby certifies and represents as follows:

            1. The Merger Agreement (including all exhibits and attachments thereto) represents the entire understanding of the Company with respect to the Merger, and there are no other written or oral agreements relating to the Merger either between the Company and Parent or the Company and Merger Subsidiary.

            2. The terms of the Merger Agreement (including all exhibits and attachments thereto) were the product of arm's length negotiations.

            3. Prior to the Effective Time and in connection with the Merger, no Company Shares or any other capital stock of the Company have been or will be
(i) redeemed by the Company or (ii) acquired by a person related to the Company for consideration other than

Snell & Wilmer L.L.P.
May 10, 2001
Page 2

Company Shares. For purposes hereof, the term "in connection with" has the meaning in Treasury Regulations Sections 1.368-1(e)(1)(i) and 1.368-1(e)(2) and the term "related" has the meaning in Treasury Regulations Section 1.368-1(e)(3) determined without regard to Treasury Regulations Section 1.368-1(e)(3)(i)(A).

            4. At the Effective Time, the Company will not constitute an investment company within the meaning of Code Sections 368(a)(2)(F)(iii) and
(iv).

            5. At the Effective Time, the Company will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of Code
Section 368(a)(3)(A).

            6. The Company has no outstanding equity interests other than as described in Section 3.2 of the Merger Agreement.

            7. At the Effective Time, the Company will have no outstanding options, warrants, convertible securities, or any other rights outstanding pursuant to which any person could acquire shares of Company capital stock or any other equity interest in the Company at any time other than the instruments disclosed in Section 3.2 of the Merger Agreement.

            8. At the Effective Time, there will exist no rights to vote (or restrict or otherwise control the vote of) Company Shares which, if exercised, could affect Parent's acquisition of control (within the meaning of Code Section 368(c)) of the Company pursuant to the Merger or retention of control thereafter.

            9. At the Effective Time, the Company Shares will not constitute debt for federal income tax purposes.

            10. At the Effective Time, no purported indebtedness of the Company will constitute equity for federal income tax purposes, the sole equity of the Company at such time being reflected in the Company Shares. For purposes hereof, the term indebtedness includes without limitation the indebtedness relating to the line of credit described in that certain Credit Agreement dated February 1, 2001 by and between the Company and Parent, and all additions, supplements, and revisions thereto (the "Credit Agreement").

            11. At the Effective Time, except with respect to purchase rights the terms of which are set forth in that certain Rights Agreement dated as of April 13, 2000 (the "Company Rights Agreement") between the Company and American Securities Transfer, as rights agent (the "Rights"), no right to acquire additional Company capital stock, poison pill, or similar right will be attached to the Company Shares. At the time of the adoption of the Company Rights Agreement, the likelihood that the Rights would be exercised, at any time, was both remote and

Snell & Wilmer L.L.P.
May 10, 2001
Page 3


speculative. The exercisability of the Rights is contingent upon the occurrence of certain events described in the Company Rights Agreement and the Rights are subject to redemption upon the terms and subject to the conditions set forth in the Company Rights Agreement. Until the Rights become exercisable pursuant to the Company Rights Agreement, the Rights cannot be transferred separately from the underlying shares of Company Shares and are not represented by any certificate other than the certificate representing the underlying shares of Company Shares. As of the date hereof, no event triggering exercise of the Rights has occurred.

            12. Neither the Company nor any of its subsidiaries has constituted either a distributing corporation or a controlled corporation (each within the meaning of Code Section 355(a)(1)(A)) in connection with a distribution of stock qualifying for tax-free treatment under Code Section 355 (i) in the two-year period prior to the Effective Time or (ii) in a distribution that could otherwise constitute part of a plan or a series of related transactions (each within the meaning of Code Section 355(e)) in conjunction with the Merger.

            13. At the Effective Time, the fair market value of Parent Common Stock plus cash in lieu of fractional shares receivable by each Company shareholder pursuant to the Merger will be approximately equal to the fair market value of Company Shares to be surrendered in exchange therefor and the aggregate consideration receivable by Company shareholders in exchange for their Company Shares pursuant to the Merger will be approximately equal to the fair market value of all of the outstanding shares of Company Shares immediately prior to the Merger.

            14. At the Effective Time, the fair market value of the Company's assets will exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject.

            15. The business conducted by the Company immediately before the Merger will be its historic business for purposes of Treasury Regulations
Section 1.368-1(d)(1) and the assets held by the Company immediately before the Merger will be its historic business assets for purposes of Treasury Regulations
Section 1.368-1(d)(1).

            16. In connection with the Merger, the Company has not and will not have sold or otherwise disposed of any of its assets as would prevent Parent from causing the Company after the Merger to continue the historic business of the Company or to use a significant portion of the Company's historic business assets in a business.

            17. Except with respect to payments of cash to holders of Company Shares in lieu of fractional shares of Parent Common Stock, one hundred percent (100%) of Company Shares outstanding immediately before the Merger will be exchanged solely for Parent Common

Snell & Wilmer L.L.P.
May 10, 2001
Page 4

Stock pursuant to the Merger. Thus, except as set forth in the preceding sentence, the Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for Company Shares pursuant to the Merger other than Parent Common Stock.

            18. The payment of cash in lieu of fractional shares of Parent Common Stock in connection with the consummation of the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to Company shareholders instead of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to Company shareholders in exchange for their Company Shares. The fractional share interests of each shareholder will be aggregated and no Company shareholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

            19. In the Merger, Company Shares representing control of the Company (within the meaning of Code Section 368(c)) will be exchanged solely for Parent Common Stock. For purposes of this paragraph, any Company Shares exchanged for cash or other property originating with Parent or any person related (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) to Parent will be treating as outstanding Company Shares at the Effective Time.

            20. There is no intercorporate indebtedness existing between the Company and Parent or between the Company and Merger Subsidiary that was issued, acquired, or will be settled at a discount as a result of the Merger. Further, with respect to any indebtedness between Parent and the Company which is outstanding at the Effective Time, it is anticipated that such indebtedness will be repaid by the Company through cash flow generated by the Company's business. For purposes of the preceding sentence, the term indebtedness includes without limitation the indebtedness relating to the line of credit described in the Credit Agreement. The terms governing the Credit Agreement were commercially reasonably and otherwise consistent with those governing similar arrangements between unrelated third parties acting at arms' length without regard to a pending transaction such as the Merger.

            21. The Company and the shareholders of the Company will each pay separately its or their own expenses relating to the Merger.

            22. None of the compensation received by any shareholder-employees of the Company in connection with the Merger will be separate consideration for, or allocable to, any of their Company Shares; none of the Parent Common Stock or cash received by any shareholder-employees of the Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the

Snell & Wilmer L.L.P.
May 10, 2001
Page 5


compensation paid to any shareholder-employees of the Company after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            23. Following the Effective Time, the Company will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately before the Merger, and at least ninety percent (90%) of the fair market value of Merger Subsidiary's net assets and at least seventy percent (70%) of the fair market value of Merger Subsidiary's gross assets held by Merger Subsidiary immediately before the Merger. For the purpose of determining the percentages of the net and gross assets held by the Company or Merger Subsidiary following the Effective Time, the following assets will be treated as property held by the Company or the Merger Subsidiary immediately before but not following the Effective Time: (i) assets disposed of by the Company or Merger Subsidiary prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company or Merger Subsidiary, other than (I) in the ordinary course of business or (II) where the proceeds from such disposition were or will be retained by the Company or Merger Subsidiary for use in its respective business (and which disposition referred to in the preceding clauses (I) or (II) is not otherwise inconsistent with paragraph 16 above), pursuant to a plan or intent existing during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) by the Company with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company or Merger Subsidiary to pay expenses incurred in connection with the Merger, and (iii) assets used by the Company or Merger Subsidiary other than in the ordinary course of business of the Company or Merger Subsidiary to make distribution (other than regular, normal distribution), redemption, or other payments in respect of the Company Shares or Merger Subsidiary stock, rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or during the Pre-Merger Period, or that are related thereto. Anything herein to the contrary notwithstanding, the undersigned makes no certifications or representations regarding any actions or conduct pertaining to the Company following the Effective Time or any actions or conduct pertaining to Merger Subsidiary at any time.

            24. Throughout the period beginning with the commencement of negotiations (whether formal or informal) by the Company with Parent regarding the Merger and ending on the date of payment of all consideration associated with the Merger, except with respect to (i) cash in lieu of fractional shares of Parent Common Stock and (ii) cash dividends (if any) paid with respect to Company Shares which are (x) regular, normal dividends consistent in amount with dividends paid with respect to Company Shares prior to the Pre-Merger Period and
(y) paid directly from assets of the Company (without reimbursement or advance by Parent, Merger Subsidiary or any other person or entity, including particularly any advance under the line of

Snell & Wilmer L.L.P.
May 10, 2001
Page 6

credit described in the Credit Agreement), no property other than Parent Common Stock will be distributed or otherwise transferred to holders of Company Shares or any other capital stock of the Company (I) with respect to shares of capital stock of the Company or (II) in connection with the Merger.

            25. Cash or other property paid to employees of the Company during the Pre-Merger period has been or will be in the ordinary course of business, pursuant to agreements entered into prior to the Pre-Merger period, or pursuant to arm's length agreements entered into with parties other than Parent or any person affiliated with Parent.

            26. No Company shareholder will act (or has acted) as agent for Parent or Merger Subsidiary in connection with the Merger or the approval thereof; and neither Parent nor Merger Subsidiary will reimburse (or has reimbursed) any Company shareholder for Company Shares such shareholder may have purchased or for other obligations such shareholder may have incurred as agent for Parent or Merger Subsidiary.

            27. The Company is participating in the Merger for good and valid business reasons as described in the Registration Statement.

            28. The undersigned is authorized on behalf of the Company to make all of the certifications and representations set forth herein.

            The undersigned recognizes that your opinion will be (i) based on the certifications and representations set forth herein and on the assumptions, covenants, and statements contained in the Merger Agreement and documents related thereto and (ii) subject to certain exceptions, limitations, and qualifications, including that they may not be relied upon if any such certifications, representations, assumptions, covenants, or statements are not accurate in all respects. The undersigned further recognizes that the undersigned will be requested to (x) make additional certifications and representations and/or (y) execute additional copies of this Certificate prior to the Effective Time in connection with the furnishing of the opinion required pursuant to Section 7.3(b) of the Merger Agreement.

            The undersigned authorizes Snell & Wilmer L.L.P. to attach a copy of this Certificate to its written opinions and agrees to promptly furnish written notification to Snell &

             [The balance of this page is intentionally left blank]

Snell & Wilmer L.L.P.
May 10, 2001
Page 7

Wilmer L.L.P. if, prior to the Effective Time, the undersigned has reason to believe that any of the certifications or representations made in this letter are untrue, incorrect, or incomplete in any respect.



                                        Sensory Science Corporation, a Delaware
                                        corporation

                                        By: /s/ THOMAS E. LINNEN
                                            -----------------------------------
                                        Name: Thomas E. Linnen
                                        Title: EVP, CFO, Secretary and Treasurer

                                     Annex B

                             SONICblue Incorporated
                           2841 Mission College Blvd.
                              Santa Clara, CA 95054

                           Phoenix I Acquisition Corp.
                           c/o SONICblue Incorporated
                           2841 Mission College Blvd.
                              Santa Clara, CA 95054

                                  May 10, 2001



Snell & Wilmer L.L.P.
One Arizona Center
Phoenix, Arizona  85004


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 31, 2001 (THE "MERGER AGREEMENT") BY AND AMONG SONICBLUE INCORPORATED, A DELAWARE CORPORATION ("PARENT"), PHOENIX I ACQUISITION CORP., A DELAWARE CORPORATION AND WHOLLY-OWNED SUBSIDIARY OF PARENT ("MERGER SUBSIDIARY"), AND SENSORY SCIENCE CORPORATION, A DELAWARE CORPORATION (THE "COMPANY").

Ladies and Gentlemen:

            This Certificate is furnished to you in connection with the rendering of your opinion, regarding certain federal income tax consequences of the Merger, required in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933 on May 10, 2001 of a Registration Statement (the "Registration Statement") which includes the Proxy Statement/Prospectus of the Company. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Merger Agreement, including exhibits and schedules attached thereto.

            After assessing the meaning of and factual support for the following certifications and representations, the undersigned hereby certify and represent as follows:

            1. The Merger Agreement (and all exhibits and attachments thereto) represents the full and complete agreement between Parent, Merger Subsidiary, and the Company with respect to the Merger, and there are no other written or oral agreements relating to the Merger either between Parent and the Company or Merger Subsidiary and the Company.

Snell & Wilmer, L.L.P.
May 10, 2001
Page 2

            2. The terms of the Merger Agreement (and all exhibits and attachments thereto) were the product of arm's length negotiations.

            3. Prior to the Effective Time, neither Parent nor any person related to Parent will, in connection with the Merger, purchase, exchange, or otherwise acquire (directly or indirectly) any capital stock of the Company. For purposes hereof, the term "in connection with" has the meaning in Treasury Regulations Sections 1.368-1(e)(1)(i) and 1.368-1(e)(2) and the term "related" has the meaning in Treasury Regulations Section 1.368-1(e)(3).

            4. At the Effective Time, neither Parent nor Merger Subsidiary will constitute an "investment company" within the meaning of Code Sections 368(a)(2)(F)(iii) and (iv).

            5. At the Effective Time, Parent Common Stock will not constitute debt for federal income tax purposes.

            6. In the Merger, Company Shares representing control of the Company (within the meaning of Code Section 368(c)) will be exchanged solely for Parent Common Stock. For purposes of this paragraph, any Company Shares exchanged for cash or other property originating with Parent or any person related to Parent (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) will be treating as outstanding Company Shares at the Effective Time.

            7. At the Effective Time, except with respect to purchase rights the terms of which are set forth in that certain Rights Agreement dated as of May 14, 1997 (the "Parent Rights Agreement") between Parent and National Bank of Boston, as rights agent (the "Rights"), no right to acquire additional Parent capital stock, poison pill, or similar right will be attached to the Parent Common Stock. At the time of the adoption of the Parent Rights Agreement, the likelihood that the Rights would be exercised, at any time, was both remote and speculative. The exercisability of the Rights is contingent upon the occurrence of certain events described in the Parent Rights Agreement and the Rights are subject to redemption upon the terms and subject to the conditions set forth in the Parent Rights Agreement. Until the Rights become exercisable pursuant to the Parent Rights Agreement, the Rights cannot be transferred separately from the underlying shares of Parent Common Stock and are not represented by any certificate other than the certificate representing the underlying shares of Parent Common Stock. As of the date hereof, no event triggering exercise of the Rights has occurred.

            8. At the Effective Time, Parent will have no plan or intent to cause the Company to sell or otherwise dispose of any of its assets or any of the assets acquired from Merger Subsidiary except for (i) sales or other dispositions made in the ordinary course of business, (ii) transfers or successive transfers described in Code Section 368(a)(2)(C) or permitted by Treasury Regulations Section 1.368-2(k), or (iii) sales or other dispositions (not

Snell & Wilmer, L.L.P.
May 10, 2001
Page 3


otherwise inconsistent with paragraph 17 below) the proceeds of which are retained by the Company for use in its business.

            9. At the Effective Time, Parent will have no plan or intent to liquidate the Company, to merge the Company with or into another corporation (other than the merger of Merger Subsidiary with and into the Company), or to sell, distribute, or otherwise dispose of Company Shares acquired in the Merger except for transfers or successive transfers of Company Shares described in Code
Section 368(a)(2)(C) or permitted by Treasury Regulations Section 1.368-2(k).

            10. At the Effective Time, neither Parent nor any person related to Parent (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) will be, nor will at any time during the five-year period preceding the Effective Date, have been, the owner for federal income tax purposes of shares of capital stock of the Company.

            11. At the Effective Time, Parent will be in control of Merger Subsidiary within the meaning of Code Section 368(c).

            12. At the Effective Time, Parent will have no plan or intent to cause the Company to issue additional shares of stock or take any other action, that would result in Parent losing control of the Company (within the meaning of Code Section 368(c)) following the Effective Time.

            13. At the Effective Time, the fair market value of the Parent Common Stock plus cash in lieu of fractional shares receivable by each Company shareholder pursuant to the Merger will be approximately equal to the fair market value of the Company Shares to be surrendered in exchange therefor and the aggregate consideration receivable by shareholders of the Company in exchange for their Company Shares pursuant to the Merger will be approximately equal to the fair market value of all of the outstanding shares of Company Shares immediately prior to the Merger.

            14. Except potentially in connection with (i) operation of the general stock repurchase plan described in the following paragraph or (ii) repurchases of Parent Common Stock from employees of the Company upon their termination of employment in accordance with the terms governing repurchase of such employees' original receipt of Company Shares that are exchanged for Parent Common Stock in the Merger, neither Parent nor any person related to Parent will, in connection with the Merger, purchase, exchange, redeem, or otherwise acquire (directly or indirectly) any Parent Common Stock which is issued in the Merger from a person to whom such Parent Common Stock was so issued in the Merger. For purposes hereof, the term "related" has the meaning in Treasury Regulations Section 1.368-1(e)(3) and the term "in connection with" has the meaning in Treasury Regulations Sections 1.368-1(e)(1)(i) and 1.368-1(e)(2).

Snell & Wilmer, L.L.P.
May 10, 2001
Page 4

            15. Parent maintains a general stock repurchase plan (the "Parent Stock Repurchase Plan"). The Parent Stock Repurchase Plan was created prior to the commencement of the "Pre-Merger Period" (as defined in the following paragraph) and was not and will not be modified in connection with the Merger. Any acquisition of Parent Common Stock implemented through the Parent Stock Repurchase Program will be made through a broker pursuant to an arrangement that will preclude Parent from knowing the identity of the seller and the seller from knowing the identity of the purchaser. There is no understanding between Parent and any person related to Parent and the shareholders of the Company that the Company shareholders' ownership of Parent Common Stock obtained in the Merger will be transitory. The Parent Repurchase Plan was not a matter negotiated between Parent and the Company or between the Parent and any Company shareholders.

            16. Except with respect to payments of cash to Company shareholders in lieu of fractional shares of Parent Common Stock, one hundred percent (100%) of the Company Shares outstanding immediately before the Merger will be exchanged solely for Parent Common Stock pursuant to the Merger. Thus, except as set forth in the preceding sentence, Parent and Merger Subsidiary intend that no consideration be paid or received (directly or indirectly, actually, or constructively) for Company Shares pursuant to the Merger other than Parent Common Stock.

            17. Following the Effective Time, Parent will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business. For purposes hereof, Parent will be deemed to satisfy the foregoing requirement if (i) the members of Parent's qualified group (within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii) (the "Parent Group"), in the aggregate, continue the historic business of the Company or use a significant portion of the Company's historic business asserts in a business or (ii) the foregoing activities are undertaken by a partnership with respect to which (x) members of the Parent Group, in the aggregate, own a significant interest in the partnership or (y) one or more members of the Parent Group has active and substantial management functions as a partner with respect to the partnership business and the members of the Parent Group, in the aggregate, own at least a 20% capital and/or profits interest in the partnership.

            18. Following the Effective Time, Parent will cause the Company to hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately before the Merger, and at least ninety percent (90%) of the fair market value of Merger Subsidiary's net assets and at least seventy percent (70%) of the fair market value of Merger Subsidiary's gross assets held by Merger Subsidiary immediately before the Merger. For the purpose of determining the percentages of the net and gross assets held by the Company or Merger Subsidiary following the Effective Time, the following assets will be treated as property held by the Company or Merger Subsidiary immediately before but not following the Effective Time: (i) assets disposed of by the

Snell & Wilmer, L.L.P.
May 10, 2001
Page 5

Company or Merger Subsidiary prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company or Merger Subsidiary, other than (I) in the ordinary course of business or (II) where the proceeds from such disposition were or will be retained by the Company or Merger Subsidiary for use in its respective business (and which disposition referred to in the preceding clauses (I) or (II) is not otherwise inconsistent with paragraph 17 above), pursuant to a plan or intent existing during the period ending on the Effective Time and beginning with the commencement of negotiations (whether formal or informal) by the Company with Parent regarding the Merger (the "Pre-Merger Period")), (ii) assets used by the Company or Merger Subsidiary to pay expenses or liabilities incurred in connection with the Merger, and (iii) assets used by Parent or Merger Subsidiary other than in the ordinary course of business of the Company or Merger Subsidiary to make distribution (other than regular, normal distribution), redemption, or other payments in respect of capital stock of the Company or Merger Subsidiary, rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or during the Pre-Merger Period, or that are related thereto. Further, for purposes of determining the percentages of the net and gross assets held by Merger Subsidiary following the Merger, the following assets will not be treated as property held by Merger Subsidiary immediately before the Merger: assets transferred from Parent to Merger Subsidiary immediately before the Merger which are used (x) to pay reorganization expenses, or (y) to enable Merger Subsidiary to satisfy state minimum capitalization requirements where the money is returned to Parent as part of the transaction. Anything herein to the contrary notwithstanding, the undersigned makes no certifications or representations regarding any actions or conduct of the Company prior to the Effective Time.

            19. No Company shareholder will act (or has acted) as agent for Parent or Merger Subsidiary in connection with the Merger or the approval thereof; and neither Parent nor Merger Subsidiary will reimburse (or has reimbursed) any Company shareholder of the Company for Company Stock such shareholder may have purchased or for other obligations such shareholder may have incurred as agent for Parent or Merger Subsidiary.

            20. No shares of stock of Merger Subsidiary have been or will be used as consideration for or issued to shareholders of the Company in connection with the Merger.

            21. There is no intercorporate indebtedness existing between Parent and the Company or between Merger Subsidiary and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger, and Parent will assume no liabilities of the Company or any shareholder of the Company in connection with the Merger. Further, with respect to any indebtedness between Parent and the Company which is outstanding at the Effective Time, it is anticipated that such indebtedness will be repaid by the Company through cash flow generated by the Company's business. For purposes of the preceding sentence, the term indebtedness includes without limitation the indebtedness relating to the line of credit

Snell & Wilmer, L.L.P.
May 10, 2001
Page 6

described in that certain Credit Agreement dated February 1, 2001 by and between Parent and the Company, and all additions, supplements, and revisions thereto (the "Credit Agreement"). The terms governing the Credit Agreement were commercially reasonably and otherwise consistent with those governing similar arrangements between unrelated third parties acting at arms' length without regard to a pending transaction such as the Merger.

            22. In the Merger, Merger Subsidiary will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities.

            23. Parent and Merger Subsidiary will each pay their respective expenses relating to the Merger and will not pay those expenses relating to the Merger of the Company or the shareholders of the Company.

            24. Parent and Merger Subsidiary are participating in the Merger for good and valid business reasons as described in the Registration Statement.

            25. The payment of cash in lieu of fractional shares of Parent Common Stock in connection with the consummation of the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration.

            26. None of the compensation received by any shareholder-employees of the Company in connection with the Merger will be separate consideration for, or allocable to, any of their Company Shares; none of the Parent Common Stock or cash received by any shareholder-employees of the Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation to be paid to any shareholder-employees of the Company after the Merger will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

            27. Each of the undersigned is authorized on behalf of Parent and Merger Subsidiary, respectively, to make all of the certifications and representations set forth herein.

            Each of the undersigned recognizes that your opinion will be (i) based on the certifications and representations set forth herein and on the assumptions, covenants, and statements contained in the Merger Agreement and documents related thereto and (ii) subject to certain exceptions, limitations, and qualifications, including that they may not be relied upon if any such certifications, representations, assumptions, covenants, or statements are not accurate in all respects. The undersigned further recognizes that the undersigned will be requested to (x) make additional certifications and representations and/or (y) execute additional copies of this Certificate prior to the Effective Time in connection with the furnishing of the opinion required pursuant to Section 7.3(b) of the Merger Agreement.

Snell & Wilmer, L.L.P.
May 10, 2001
Page 7

            Each of the undersigned authorizes Snell & Wilmer L.L.P. to attach copies of this Certificate to its written opinions and agrees to promptly furnish written notification to Snell & Wilmer L.L.P. if, prior to the Effective Time, the undersigned has reason to believe that any of the certifications or representations made in this Certificate are untrue, incorrect, or incomplete in any respect.

                                  SONICblue Incorporated, a Delaware corporation


                                  By: /s/ WILLIAM F. MCFARLAND
                                      ------------------------------------------
                                  Name: William F. McFarland
                                  Title: Vice President and Controller


                                  Phoenix I Acquisition Corp., a Delaware
                                  corporation

                                  By: /s/ WILLIAM F. MCFARLAND
                                      ------------------------------------------
                                  Name: William F. McFarland
                                  Title: Chief Financial Officer